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                                                                    EXHIBIT 99.1

                                 PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE
                                                       Contact: Brian C. Mullins
                                                                    724.843.8200


                   TUSCARORA INCORPORATED CONSUMMATES MERGER
              WITH SUBSIDIARY OF SCA PACKAGING INTERNATIONAL B.V.

NEW BRIGHTON, PA -- March 9, 2001 - Tuscarora Incorporated (NASDAQ NM:TUSC) and SCA Packaging International B.V. (SCA Packaging), a business group of the Swedish company Svenska Cellulosa Aktiebolaget (SCA), today consummated the merger of Tuscarora and SCA Packaging USA, Inc., an indirect wholly-owned subsidiary company of SCA Packaging. The merger was approved by Tuscarora's shareholders at a special meeting held this morning, and subsequently became effective upon the filing of Articles of Merger with the Commonwealth of Pennsylvania. In the merger, all of the outstanding shares of Tuscarora were converted into the right to receive cash consideration of $21.50 per share and Tuscarora became an indirect, wholly-owned subsidiary company of SCA Packaging. A letter will be sent to Tuscarora's shareholders shortly advising them of the means by which to exchange their shares for the cash consideration.

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